As filed with the Securities and Exchange Commission on October 23, 2025

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHARPS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-3751728
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

105 Maxess Road,

Melville, New York 11747

Telephone: (631) 574-4436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Danner

Executive Chairman

(Principal Executive Officer)

Sharps Technology, Inc.

105 Maxess Road,

Melville, New York 11747

Telephone: (631) 574-4436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Jonathan Deblinger, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Tel: (212) 370-1300

Approximate date of commencement proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 23, 2025

24,338,649 Shares of Common Stock

13,884,617 Shares of Common Stock Underlying Cash Pre-Funded Warrants

38,223,266 Shares of Common Stock Underlying Cash Stapled Warrants

24,836,560 Shares of Common Stock Underlying Cryptocurrency Pre-Funded Warrants

24,836,560 Shares of Common Stock Underlying Cryptocurrency Stapled Warrants

6,321,367 Shares of Common Stock Underlying Strategic Advisor Warrants

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to of (i) 24,338,649 shares (the “Cash Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued to the Selling Stockholders, (ii) 13,884,617 shares of Common Stock (the “Cash Pre-Funded Warrant Shares”) underlying pre-funded warrants to purchase shares of Common Stock (the “Cash Pre-Funded Warrants”) at an exercise price of $0.0001 per Cash Pre-Funded Warrant Share, (iii) 38,223,266 shares of Common Stock (the “Cash Stapled Warrant Shares”) underlying stapled warrants to purchase shares of Common Stock (the “Cash Stapled Warrants”) at an exercise price of $9.75 per Cash Stapled Warrant Share, (iv) 24,836,560 shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares,” and together with the Cash Pre-Funded Warrant Share, the “Pre-Funded Warrant Shares”) underlying pre-funded warrants to purchase shares of Common Stock (the “Cryptocurrency Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) at an exercise price of $0.0001 per Cryptocurrency Pre-Funded Warrant Share, (v) 24,836,560 shares of Common Stock (the “Cryptocurrency Stapled Warrant Shares,” and together with the Cash Stapled Warrant Share, the “Stapled Warrant Shares”) underlying stapled warrants to purchase shares of Common Stock (the “Cryptocurrency Stapled Warrants,” and together with the Cash Stapled Warrants, the “Stapled Warrants”) at an exercise price of $9.75 per Cryptocurrency Stapled Warrant Share, and (vi) 6,321,367 shares of Common Stock (the “Strategic Advisor Warrant Shares,” and together with the Cash Shares, the Pre-Funded Warrant Shares, the Stapled Warrant Shares as the “Shares”) underlying strategic advisor warrants to purchase shares of Common Stock (the “Strategic Advisor Warrants” and together with the Pre-Funded Warrants and the Stapled Warrants as the “Warrants”) at an exercise price of $0.0001 per Strategic Advisor Warrant Share.

The Cash Shares, Cash Pre-Funded Warrants and the Cash Stapled Warrants were issued pursuant to certain securities purchase agreements, dated as of August 25, 2025 (the “Cash Securities Purchase Agreements”) by and among Sharps Technology, Inc. (the “Company”) and each purchaser party thereto. The Cryptocurrency Pre-Funded Warrants and the Cryptocurrency Stapled Warrants were issued pursuant to certain securities purchase agreements, dated as of August 25, 2025 (the “Cryptocurrency Securities Purchase Agreements”) by and among the Company and each purchaser party thereto. The Strategic Advisor Warrants were issued pursuant to a strategic advisor agreement, dated August 28, 2025 (the “Strategic Advisor Agreement,” together with the Cash Securities Purchase Agreements and Cryptocurrency Securities Purchase Agreements as the “Agreements,” and the transaction contemplated by the Agreements, the “Private Placement”). We refer to the Shares and Warrants collectively as the “Securities” in this prospectus.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We will, however, receive up to approximately $614,837,807.75 in gross proceeds if the Warrants are exercised in full.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Our Common Stock and IPO Warrants are listed on the Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “STSS” and “STSSW,” respectively. The last reported sale price of our Common Stock and IPO Warrant on October 20, 2025 were $4.98 per share and $0.0789 per warrant, respectively. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

An investment in the securities offered through this prospectus is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 7 of this prospectus and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as the risk factors in our other recently filed quarterly and current reports incorporated by reference herein, and in the relevant prospectus supplements. We urge you to carefully read this prospectus, the applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or any prospectus amendments or supplements, before investing.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The information in this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.

Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Important factors that could cause actual outcomes to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

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●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell products to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	the effects of future regulation;

●	the success of our new SOL Treasury Policy;

●	the effects of competition;

●	the volatile and unpredictable changes in the price of SOL;

●	the expected growth of the SOL ecosystem;

●	the availability of opportunities to stake SOL;

●	new or additional governmental regulation;

●	use of proceeds from the sale of shares of our Common Stock under this Prospectus Supplement, if any; and

●	the other factors in described in “Risk Factors” in this Prospectus Supplement and in the “Risk Factors” section of our other SEC filing, including our most recent annual report on Form 10-K.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under “Risk Factors” and elsewhere contained or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our common stock, you should read this prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, data concerning economic conditions, our industry, our markets and our competitive position are based on a variety of sources, including information from third-party industry analysts, publications, surveys and forecasts and our own estimates and research. These data involve a number of assumptions, estimates and limitations. Industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry data used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these data.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and websites. We may make references to our trademarks and service marks, and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to may appear without ® or ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or an endorsement or sponsorship of us by, any other companies. All other trademarks and service marks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” before you decide to invest in our common stock, you should also read the entire prospectus carefully, including “Risk Factors” beginning on page 7, and the financial statements and related notes included or incorporated by reference in this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our company,” “Sharps Technology” and “our business” refer to Sharps Technology, Inc.

Company Overview

Sharps Technology, Inc. is a medical device sales and distribution enterprise focused on the marketing and distribution of syringe products and related drug-delivery systems. The Company previously designed and manufactured a portfolio of conventional and safety syringes for clinical, pharmaceutical, and specialty applications and continues to market certain remaining inventory to hospitals, clinics, healthcare providers, and medical supply organizations in both domestic and international markets. The Company plans to expand its distribution platform by representing established third-party manufacturers of complementary and synergistic medical products serving a common customer base. Sharps Technology is committed to maintaining compliance with all applicable regulatory and quality standards governing the marketing and distribution of medical devices, including those established by the U.S. Food and Drug Administration (FDA) and comparable international authorities.

On August 24, 2025, the Company adopted a digital asset treasury strategy focused on accumulating SOL, the native digital asset of the Solana blockchain, leveraging capital markets to raise power on-chain yield generation with the Solana Ecosystem.

Settlement of Outstanding Litigations and Spinoff of Hungarian Subsidiary

On October 6, 2025, the Company entered into a confidential settlement agreement and release (the “Settlement Agreement”) with Barry Berler, Plastomold Industries Ltd (“Plastomold”), Plasto Design Solutions (“PDS”), Plasto Design Ltd. (“Plasto Design,” and together with Plastomold and PDS as the “Plasto”) and Plasto Technology Group LLC (“Plasto Technology”), whereby the Company, Mr. Berler, Plasto and Plasto Technology have agreed to unconditionally and irrevocably release and discharge each other and their respective representatives from and against any and all claims alleged in the Litigation (the “Settlement”). The Settlement Agreement also provides that neither party’s entry into the Settlement Agreement shall be deemed an admission of fault, responsibility, or liability for any claim alleged in the Litigation. Pursuant to the Settlement Agreement, the Company entered into definitive agreements, including a bill of sale, assignment and assumption agreement providing for the transfer by the Company to Plasto Technology of certain assets, and a contract for the transfer of business share providing for the assignment by the Company to Plasto Technology of all of the Company’s right, title and interest in and to the issued and outstanding shares of Safegard Medical Kft, our Hungarian subsidiary. In addition, the Company executed agreements for the transfer of certain patents and registered trademarks, along with the related goodwill associated therewith.

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Our Solana Treasury Strategy

We have adopted a treasury policy (the “Treasury Policy”) under which the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, starting with Solana (“SOL”). Our Board of Directors (the “Board”) approved our new Treasury Policy on August 23, 2025, authorizing long-term accumulation of SOL. The Board created a strategic committee comprised of Paul Danner, our Executive Chairman, and Alice Zhang, our Chief Investment Officer and director, to oversee our Treasury Policy.

On August 28, 2025, we entered into (i) a consulting agreement (the “Consulting Agreement”) with Sol Edge Limited (the “Consultant”) pursuant to which the Consultant will provide consulting and related services to us with respect to our Treasury Policy and (ii) a strategic advisor agreement (the “Strategic Advisor Agreement”) with Sol Markets, a Cayman Islands exempt company (“Strategic Advisor”) pursuant to which the Strategic Advisor will provide strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector. Both the Consultant and the Strategic Advisor are wholly-owned and controlled by James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director. The Consultant intends to enter into agreements with registered investment advisors and registered commodity pool operators. We also intend to stake our treasury assets with one or more SOL validator service providers.

In addition to operating our medical device distribution business, our management will focus its resources on our Treasury Policy and a significant portion of the balance sheet will be allocated to holding SOL in our digital asset treasury.

Currently our Treasury Policy is primarily dedicated to SOL, and we do not intend to allocate treasury assets to other digital assets in the near term. As a result, our assets are highly concentrated in a single digital asset. Adverse developments specific to SOL, its protocol, or its ecosystem could have a disproportionate impact on our financial condition and results of operations. We hedge our SOL holdings with a mix of call options, put options as well as other derivatives via total return swaps.

Our Treasury Policy is intended to bring value to our stockholders through the following:

●	utilizing intelligent capital markets issuances, including the issuance of both equity and convertible debt, where we may issue capital for the benefit of stockholders to purchase and hold more SOL;

●	staking the majority of the SOL in our treasury to earn a staking yield and turn the treasury into a productive asset;

●	purchasing locked SOL at a discount to the current spot price; and

●	selling our SOL holdings, whether on the open market, through block trades, or other negotiated transactions, for various reasons and at various times, including, in order to repurchase shares of our Common Stock when our Board believes such repurchases will result in accretive value creation for our stockholders and at such times when it is legally permissible to do so.

There can be no assurance that the value of SOL will increase, and investors should carefully consider the risks associated with digital assets.

How We Earn Staking Rewards

To earn staking rewards, we intend to delegate our SOL to third parties who we believe are leading SOL validators via Solana’s in-protocol delegation system while keeping the SOL held by third party custodians. This means we deposit our SOL into a stake account, which is then delegated to a validator’s vote account. We stake to validators who are integrated into our qualified custodians’ platforms, allowing us to stake SOL to validators directly from our custody accounts. Of the validators integrated into our qualified custodians, our team is staking to those who, in our opinion, have demonstrated a track record of high performance, high yield generation, and attractive delegator economics. We use multiple validators to seek to maximize the return on our SOL treasury and to mitigate the risks associated with having only one or two validators for our treasury staking such as material impacts on our ability to generate yield tied to the performance and connection of any single validator.

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How We Manage Liquidity

Our staking program involves a temporary loss of transferability of staked SOL during the “deactivation” or cooldown period. Under normal conditions, we expect to regain complete control over un-staked SOL within approximately 48 hours; however, network conditions could extend this period. To mitigate liquidity risk, we intend to maintain a portion of our treasury in un-staked SOL and cash to meet short-term obligations. Our use of SOL options may involve margin requirements or collateral posting, which could reduce available liquidity. Option premiums paid or received may also create volatility in our near-term cash flows. A certain portion of our holdings is comprised of SOL that is programmatically locked by the FTX estate. As such the release of such locked SOL is outside our control.

Use of Custodians and Storage of SOL

We solely utilize third-party qualified custodians such as Coinbase to hold our SOL and SOL-based liquid staking tokens, other than the portion of our SOL held through a single non-qualified custodian. We do not self-custody our SOL. We use qualified custodians that utilize risk management and operational best practices related to hot vs. cold storage, access controls, custody technology and insurance, among other practices. We are in the process of onboarding with other qualified custodians to ensure that we mitigate our SOL treasury risk through the use of several qualified custodians.

Our primary custodians generally maintain the majority of their custodied SOL holdings in cold storage (>95%), with hot wallets used only for limited operational purposes. We expect qualified custodians to employ SOC-2 audited security controls, geographic redundancy, multi-person approval processes, and conduct key-generation ceremonies in offline, secure facilities. Private keys should never exposed to networked devices. We expect qualified custodians to maintain insurance coverage, which is in addition to policies we may maintain ourselves. Our custody agreements typically run for one to three years, may be terminated on 30 days’ notice, and include fees for storage and transactions. Our qualified custodians do not rehypothecate or otherwise use our SOL.

Use of DeFi Protocols

We may from time to time interact with decentralized finance (“DeFi”) protocols, either directly or indirectly through staking, validator operations, custody arrangements, or liquidity management activities. DeFi protocols generally rely on open-source smart contracts deployed on public blockchains, including SOL. While these smart contracts are intended to operate automatically according to their code, they may contain coding errors, vulnerabilities, or design flaws that can be exploited.

SOL - The Token of the Solana Blockchain

SOL is the native token of the Solana blockchain. SOL was created with an initial supply of 500 million SOL, though much of the initial supply was locked or earmarked for various use cases including the community, the foundation and investors. New SOL are brought into existence primarily through inflationary rewards distributed to validators and delegators. The SOL staking yield is made up of three primary components: inflationary rewards, transaction/priority fees, and maximal extractable value. Inflationary rewards started out at 8.0%,are currently at around 4.3%, and are expected to fall by 15% every epoch-year until they reach a long-term floor of 1.5%. Unlock schedules applicable to these allocations may periodically increase circulating supply, creating potential selling pressure and adversely affecting the price of SOL. Historically, 50% of all transaction fees were burned (with the other 50% going to the validator), but now all transaction fees go to the validator after the passage and adoption of the Solana Improvement Document 96.

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How SOL is Used

SOL is used as part of Solana’s proof-of-stake consensus mechanism. In general, proof-of-stake blockchains have block producers called validators that run nodes, bond or stake the protocol’s native token, propose blocks when chosen to do so, and validate/sign the transactions and blocks of others when not. Validators are chosen to produce a block in proportion to their stake, which makes it extremely costly for bad actors to attempt to control the network and add invalid transactions to the blockchain. Validators receive staking rewards for the work they perform, which further incentivizes validators to behave properly, as they would otherwise miss out on such rewards. Other proof-of-stake networks often “slash” some or all of a validator’s stake if it intentionally or unintentionally performs its duties poorly, for example, by double-signing a transaction, though Solana has not implemented slashing at this time. In addition to its use within consensus, SOL is also a “gas token”, meaning that users of the Solana blockchain pay SOL to validators (and delegators) as compensation for processing their transactions.

We see three particularly notable items giving Solana a technical advantage compared to many smart contract blockchain peers. Solana’s proof-of-history gives validators a notion of time and allows them to produce blocks without requiring the network to first agree upon the current block, resulting in speed advantages. Further, unlike peer blockchains that often use single-threaded virtual machines, Solana enables parallel transaction execution to increase throughput and take advantage of future hardware improvements resulting from increased CPU core counts. In addition, Solana is optimized for speed and security, and is naturally growing into decentralization as hardware and bandwidth costs fall over time, positioning it well along the Blockchain Trilemma.

While Solana Labs and the Solana Foundation have played important roles in the development of the Solana ecosystem, no single entity owns or controls the Solana network. However, concentration of influence in these entities, particularly in early-stage protocol governance, presents risks that investors should consider.

The Solana Ecosystem

Solana’s performance and technical capabilities enable many use cases from DeFi to decentralized physical infrastructure networks, AI agents, social media, gaming, stablecoins, real-world assets, among others. We believe Solana is advantaged by best-in-class technology and strong network effects that have attracted a large, growing, and vibrant ecosystem of users, developers, and decentralized applications.

Regulations

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our SOL strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The Commodities Futures Trading Commission (the “CFTC”) takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

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In addition, because transactions in SOL provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of SOL and SOL platforms, and there is the possibility that law enforcement agencies could close SOL platforms or other SOL-related infrastructure with little or no notice and prevent users from accessing or retrieving SOL held via such platforms or infrastructure.

As noted above, activities involving SOL and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope The laws and regulations applicable to SOL and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Corporate Information

We were incorporated in the State of Wyoming on December 16, 2017. On March 22, 2022, we reincorporated as a Nevada corporation. Our principal business address is 105 Maxess Road, Melville, New York 11747. We maintain our corporate website at sharpstechnology.com. The reference to our website is an inactive textual reference only. We make available free of charge on or through our website certain documents, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file with or otherwise furnish it to the SEC. Information on or accessed through our website or the SEC’s website is not incorporated into this Offering Circular.

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THE OFFERING

Shares of Common Stock Offered:	24,338,649 shares of Common Stock.
Cash Pre-Funded Warrants Offered:

13,884,617 shares of Common Stock underlying the Cash Pre-Funded Warrants, with each exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Cash Pre-Funded Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Cash Pre-Funded Warrant and may be exercised at any time until all of the Cash Pre-Funded Warrants are exercised in full. This offering also relates to the Cash Pre-Funded Warrant Shares to be issued upon exercise of the Cash Pre- Funded Warrants.

Cryptocurrency Pre-Funded Warrants Offered:

24,836,560 shares of Common Stock underlying the Cryptocurrency Pre-Funded Warrants, with each exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Cryptocurrency Pre-Funded Warrants are exercisable immediately upon issuance in whole or in part, at any time and from time to time from October 14, 2025. This offering also relates to the Cryptocurrency Pre-Funded Warrant Shares to be issued upon exercise of the Cryptocurrency Pre- Funded Warrants.

Strategic Advisor Warrants Offered:

6,321,367 shares of Common Stock underlying the Strategic Advisor Warrants, each exercisable at $0.0001 per share of Common Stock. The Strategic Advisor Warrants are exercisable immediately after stockholder approval of the Strategic Advisory Warrants, in whole or in part, at any time and from time to time, for a period of seven (7) years from October 14, 2025. This offering also relates to the Strategic Advisor Warrant Shares to be issued upon exercise of the Strategic Advisor Warrants.

Cash Stapled Warrants Offered:

38,223,266 shares of Common Stock underlying the Cash Stapled Warrants, each exercisable for one share of Common Stock at an exercise price of $9.75 per share. The Cash Stapled Warrants are exercisable immediately upon issuance in whole or in part, at any time and from time to time, for a period of thirty six (36) months from the date of issuance. This offering also relates to the Cash Stapled Warrant Shares to be issued upon exercise of the Cash Stapled Warrants.

Cryptocurrency Stapled Warrants Offered:

24,836,560 shares of Common Stock underlying the Cryptocurrency Stapled Warrants, each exercisable for one share of Common Stock at an exercise price of $9.75 per share. The Cryptocurrency Stapled Warrants are exercisable immediately upon issuance in whole or in part, at any time and from time to time, for a period of thirty six (36) months from October 14, 2025. This offering also relates to the Cryptocurrency Stapled Warrant Shares to be issued upon exercise of the Cryptocurrency Stapled Warrants.

Common Stock Outstanding Before this Offering:	28,226,153 shares of Common Stock.
Common Stock Outstanding Immediately After this Offering:	160,667,172 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants, Strategic Advisor Warrants, and the Stapled Warrants.
Use of Proceeds:

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. We will, however, receive up to approximately $614,837,807.75 in gross proceeds if the Warrants are exercised in full. If we receive proceeds from the exercise of the Warrants, we intend to use such proceeds for other general corporate purposes described in the “Use of Proceeds” section of this prospectus.

Risk Factors:

You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Nasdaq Symbol for Our Common Stock:	STSS

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 28,226,153 shares of Common Stock outstanding as of October 17, 2025 and assumes full exercise of the Warrants being offered in this offering.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors included in our 2024 Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the prospectus, together with any applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or such prospectus supplements. You should also carefully consider other information contained or incorporated by reference in this prospectus or any applicable prospectus supplements, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplements and our other filings with the SEC incorporated by reference in this prospectus and such prospectus supplements are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial could also adversely affect us. If any of risks we describe occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose some or all of your investment. Please also carefully consider the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Ownership of Our Common Stock

The price of our Common Stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new SOL Treasury Policy, we expect to see additional volatility.

As a result of this volatility, you may not be able to sell your Common Stock. The market price for our Common Stock may be influenced by many factors, including:

●	our SOL Treasury Policy;

●	the success of competitive products, services or technologies;

●	regulatory or legal developments in the United States and other countries;

●	the recruitment or departure of key personnel;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us; and

●	general economic, industry and market conditions.

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Management will have broad discretion as to the allocation of the net proceeds received by the Company from the exercise of Warrants, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from the exercise of Warrants, including for any of the purposes described in the section titled “Use of Proceeds”. You must rely on the judgment of our management regarding the use of the net proceeds of the exercise of Warrants. Because of the number and variability of factors that will determine our use of the net proceeds from the exercise of Warrants, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

Our financial results and the market price of our Common Stock may be affected by the prices of SOL.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in SOL. As of the date of this prospectus, we hold over 2,000,000 SOL, including staking rewards. The price of SOL has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as SOL, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of SOL. In addition, because our Treasury Policy is currently primarily concentrated in SOL, adverse developments specific to Solana, including protocol-level failures, governance decisions, validator network instability, or ecosystem contraction, could disproportionately impact our financial condition.

Any decrease in the fair value of SOL below our carrying value for such assets could require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our Common Stock. In addition, the application of generally accepted accounting principles in the United States, with respect to SOL, may change in the future and could have a material adverse effect on our financial results and the market price of our Common Stock.

In addition, if investors view the value of our Common Stock as dependent upon or linked to the value or change in the value of our SOL holdings, the price of SOL may significantly influence the market price of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business, including our SOL Treasury Policy. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

There is no public market for the Pre-Funded Warrants, Strategic Advisor Warrants or Stapled Warrants.

There is no established public trading market for the Pre-Funded Warrants, Strategic Advisor Warrants or Stapled Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, Strategic Advisor Warrants or Stapled Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants, Strategic Advisor Warrants and Stapled Warrants will be limited.

Holders of our Pre-Funded Warrants, Strategic Advisor Warrants and Stapled Warrants will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants or Stapled Warrants, holders of those warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of such warrants. Upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants or Stapled Warrants, the holders will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

Risks Related to Our Digital Asset Trading Strategy and Cryptocurrencies

The further development and acceptance of Solana and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of Solana and other cryptocurrency networks may adversely affect an investment in us.

Cryptocurrency networks and chains are a new and rapidly evolving industry of which Solana is a prominent, but not unique, part. The growth of Solana and the cryptocurrency industry is subject to a high degree of uncertainty. The factors affecting the further development of Solana and the cryptocurrency industry include:

●	continued worldwide growth in the adoption and use of SOL and other cryptocurrencies, including those competitive with SOL;
●	government and quasi-government regulation of SOL and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of Solana or similar cryptocurrency systems;

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●	the maintenance and development of the open-source software protocol of Solana;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of Solana and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that Solana or the service providers necessary to accommodate it will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of Solana.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

The digital asset trading platforms through which SOL and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of SOL for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring SOL from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues and the digital assets that trade on these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of SOL and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact our ability to determine the value of our cryptocurrency holdings.

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We have recently adopted a digital asset treasury strategy with a focus on SOL, and we may be unable to successfully operate SOL-related activities at the scale or profitability currently anticipated.

We have recently adopted our Treasury Policy primarily dedicated to SOL, including potential investments in SOL, including through staking and other decentralized finance activities. There is no assurance that we will be able to successfully operate SOL-related activities at the scale or profitability currently anticipated. Solana operates with a proof-of-stake consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support SOL and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards SOL could have a material adverse effect on our business and financial condition.

Our shift towards a SOL-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a SOL-focused strategy, including staking and other decentralized finance activities, exposes us to significant operational risks. SOL’s proof-of-stake consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the SOL ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our SOL strategy, prevent us from realizing positive returns and severely hurt our financial condition.

Our concentration in a single digital asset exposes us to unique liquidity risks that may prevent us from converting SOL into fiat currency or other assets when desired, particularly during periods of market stress.

Liquidity in digital asset markets can quickly deteriorate in response to negative news, regulatory scrutiny, or systemic events affecting exchanges or stablecoins. In the event of a market-wide liquidity crunch, we may be unable to sell, stake, or otherwise monetize our SOL holdings at prevailing quoted prices—or at all—without significantly affecting the market price of SOL. Limited liquidity may also impair our ability to fund working-capital needs, repay indebtedness, or pursue acquisition opportunities, any of which could have a material adverse effect on our business, financial condition, and prospects.

Solana is created and transmitted through the operations of the peer-to-peer Solana network, a decentralized network of computers running software following the Solana protocol. If the Solana network is disrupted or encounters any unanticipated difficulties, the value of SOL could be negatively impacted.

If the Solana network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Solana network may be disrupted, which in turn may prevent us from depositing or withdrawing SOL from our accounts with our custodian or otherwise affecting SOL transactions. Such disruptions could include, for example: the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of SOL trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Solana network. In 2021 and 2022, the Solana network experienced performance degradation including liveness disruptions due to network congestion; although the Solana network has been upgraded to address those congestion issues, there is no assurance that future issues may not arise. The implementation of material network upgrades, such as the proposed Alpenglow consensus upgrade or the continued integration of the Firedancer validator client, could result in future degradation of performance. Any disruption of the Solana network could materially impact the operation of decentralized finance on the network, resulting in the inability of the Company to transfer or sell SOL, and the price of SOL.

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SOL and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect the Company’s financial position, operations and prospects.

SOL and other digital assets, as well as applications on blockchain networks such as Solana, are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets and blockchain-based applications is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of SOL or other digital assets, or the ability of blockchain-based applications to operate.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of SOL or the ability of individuals or institutions such as us to own or transfer SOL and utilize blockchain-based applications on networks such as Solana. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others, have been active in recent years, and in the United Kingdom, the Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and SOL specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of SOL and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of SOL in particular, may also impact the price of SOL and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Solana network and SOL may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to SOL, institutional demand for SOL as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for SOL as a means of payment, and the availability and popularity of alternatives to SOL. Even if growth in SOL adoption occurs in the near or medium term, there is no assurance that SOL and Solana network usage will continue to grow over the long term.

Because SOL have no physical existence beyond the record of transactions on the Solana blockchain, a variety of technical factors related to the Solana blockchain could also impact the price of SOL. For example, malicious attacks by validators, inadequate validation and staking rewards to incentivize validating of Solana transactions, hard “forks” of the Solana blockchain into multiple blockchains, difficulties with upgrades to the Solana network (such as the proposed Alpenglow consensus upgrade or integration of the Firedancer validator client) and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Solana blockchain and negatively affect the price of SOL. The liquidity of SOL may also be reduced and damage to the public perception of Solana may occur, if financial institutions were to deny or limit banking services to businesses that hold SOL, provide Solana-related services or accept SOL as payment, which could also decrease the price of SOL. Similarly, the open-source nature of the Solana blockchain means the contributors and developers of the Solana blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the Solana blockchain could adversely affect the Solana blockchain and negatively affect the price of SOL.

The liquidity of SOL may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for SOL and other digital assets.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in us.

Cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in us. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in us.

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Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Solana network and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies could quickly collapse, and an investment in our Common Stock may be adversely affected.

Technical shortcomings or defects in the Solana network, including changes to its validator structure, governance model, or core software, could diminish the utility and value of SOL and harm our business.

The Solana network is a public, open-source blockchain protocol that is not under our control. Its ongoing viability depends on the continued consensus and cooperation of independent developers, validators, node operators, and other ecosystem participants. If the Solana network experiences a successful cyber-attack, a material software bug, a “hard fork” that fragments the network, or a prolonged outage, market confidence in SOL could be severely undermined. Similarly, decisions by influential validators to adopt protocol changes, modify transaction-fee structures, or alter burn practices or network governance could adversely affect SOL’s economics and, therefore, the value of our holdings.

If validators exit the Solana network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make Solana more vulnerable to a malicious actor obtaining control of a large percentage of staked SOL, which might enable them to manipulate the Solana network by censoring or manipulating specific transactions. If the Solana network suffers such an attack, the price of SOL could be negatively affected, and a loss of confidence in the Solana network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana network may adversely affect an investment in the Common Stock.

We face risks relating to the potential compromise of the Solana network and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of Solana and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. SOL and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to Solana and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning SOL and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the Solana network.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting SOL and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the Solana and other cryptocurrencies’ ecosystems.

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There can be no assurance that SOL and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the Solana and other cryptocurrencies’ networks may face challenges in adopting such technologies at scale, particularly given their decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of SOL and other cryptocurrencies and could negatively impact our business, financial condition and results of operations.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Common Stock.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Digital asset trading markets, including the Solana network, are relatively new, largely unregulated, and, at times, subject to limited liquidity. As a result, trading activity on or reported by these digital asset trading platforms, including SOL, is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform. The digital asset markets may also be experiencing a bubble or may experience a bubble in the future, which may undermine confidence and affect liquidity of the digital asset markets. A rapid decrease in the price of SOL—whether as a result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any SOL we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and could have a material adverse effect on the value of our Common Stock that may result in the loss of all or substantially all of its value.

Our management may invest or otherwise use the proceeds of any offering by us in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by us and could use the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. SOL does not pay interest, but staking rewards can be earned on SOL.

If we lose key personnel, including our Chief Investment Officer, Consultant and Strategic Advisor, or if we fail to recruit additional highly skilled personnel, our ability to operate and manage our digital asset treasury strategy will be impaired.

Our ability to operate and manage our digital asset treasury strategy depends upon our ability to attract and retain highly qualified personnel, including our Chief Investment Officer and members of our executive team, and other key personnel, including the Consultant and Strategic Advisor. The loss of the services of any of our executive officers, key employees, and the Consultant and Strategic Advisor, and our inability to find suitable replacements, could result in significant disruption in our operations and management of our digital assets.

Despite our efforts to retain valuable members of our management, employees and consultants, such key personnel may terminate their employment with us on short notice. Although we have agreements with our key employees and consultants, these agreements provide for at-will employment, which means that any of our employees or consultants could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on any of our employees or consultants.

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Conflicts of interest may arise with our Consultant and Strategic Advisor that may adversely affect our operations.

Sol Edge Limited, our Consultant, and Sol Markets, our Strategic Advisor, are each a related party and both wholly-owned and controlled by James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director. Additionally, each of Ms. Zhang and Paul Danner, our Executive Chairman, sit on our Strategic Committee and Ms. Zhang is the chairwoman of such committee. The Strategic Committee has direct oversight over the Consultant and Strategic Advisor. The Consultant and Strategic Advisor will each have a material influence on the operation and management of our digital asset treasury strategy by providing consulting and related services to us with respect to our Treasury Policy and strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector, respectively.

We may not negotiate or enforce contractual terms as aggressively with our Consultant and our Strategic Advisor as we might with an unrelated party, and the commercial terms of our agreements may be less favorable than we might obtain in negotiations with third parties. If our business dealings with our Consultant and our Strategic Advisor are not as favorable to us as arms-length transactions, our results of operations may be harmed.

Furthermore, our Strategic Advisor has received warrants to purchase shares of our Common Stock. This equity interest may also create actual or potential conflicts of interest, as their decisions could be influenced by their ownership interests rather than solely by the best interests of us or our stockholders. There is no assurance that such conflicts will be resolved in our favor, and any failure to manage these conflicts could adversely affect our business, financial condition, and reputation.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain our Treasury Policy may be compromised.

Our strategy contemplates the discretionary purchase of SOL and related yield-generating instruments. The capital required to acquire, stake, and actively manage SOL may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

Our SOL holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our SOL at favorable prices or at all. Further, SOL we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Although our qualified custodians segregate our assets and do not rehypothecate client holdings, SOL maintained at non-qualified venues may be subject to rehypothecation or counterparty credit risk. The failure of such venues could result in partial or total loss of assets held there. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered SOL or otherwise generate funds using our SOL holdings, including in particular during times of market instability or when the price of SOL has declined significantly. In addition, a certain portion of our SOL are under a programmatic lockup from the FTX estate, and we may continue to acquire locked SOL at a discount to market prices of unlocked SOL in order to generate value for stockholders. These locked SOL are significantly less liquid than cash and our unlocked SOL holdings. If we are unable to sell our locked or unlocked SOL, enter into additional capital raising transactions using locked or unlocked SOL as collateral, or otherwise generate funds using our locked or unlocked SOL holdings, or if we are forced to sell our locked or unlocked SOL at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As SOL and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of SOL, The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of SOL or the ability of individuals or institutions such as us to own or transfer SOL.

If SOL is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of SOL and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a our SOL Treasury Policy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Future regulatory developments regarding the treatment of digital assets, staking rewards, or digital asset treasury strategies for U.S. federal, state, or international tax purposes could materially affect the way we account for, recognize, and report our SOL holdings and related income.

Regulatory change reclassifying SOL as a security could lead to our falling within the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and could adversely affect the market price of SOL and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While the SEC has not stated a view as to whether SOL is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that SOL is a security could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in SOL exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If SOL is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of SOL as a percentage of our total assets. These steps may include, among others, selling SOL that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our SOL at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If SOL is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of SOL and in turn adversely affect the market price of our Common Stock.

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We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our SOL strategy, our use of leverage, the manner in which our SOL is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our Board, no stockholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our SOL holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding SOL, See “Use of Proceeds.”

We rely on third-party custodians, trading platforms, and other counterparties to acquire, secure, stake, and dispose of SOL. Any failure or malfeasance by these counterparties could result in total or partial loss of our digital assets.

Our ability to implement our Treasury Policy depends on the performance, solvency, and information-technology infrastructure of third-party exchanges, custodians, blockchain validators, and decentralized finance protocols. These counterparties may experience cyber-attacks, internal control failures, fraud, insolvency, or regulatory enforcement that could freeze, delay, or permanently impair access to our SOL holdings or the yield we expect to generate from staking or other on-chain activities. In addition, concentrated holdings of SOL by a limited number of counterparties heighten our exposure to counterparty and systemic risk. Any loss or inaccessibility of SOL held on our behalf could have a material adverse effect on our financial condition and results of operations.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our SOL, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our SOL and our financial condition and results of operations could be materially adversely affected.

Substantially all of the SOL we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our SOL. SOL and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Solana ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our SOL in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our SOL;

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●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Our custodians currently maintain insurance coverage over the digital assets that they are custodying, including our digital asset holdings, however those insurance coverages may not cover losses arising from cyberattacks, operational failures, or insolvencies at custodians or execution venues. We do not independently maintain our own insurance coverage over our digital asset holdings.

Our Treasury Policy also contemplates the use of DeFi protocols which exposes us to unique risks, including:

●	Vulnerabilities or flaws in a smart contract could allow attackers to drain assets, prevent us from accessing our holdings, or manipulate protocol operations. Once deployed, smart contracts are difficult to amend, and in many cases cannot be modified at all without widespread validator or governance consensus.

●	DeFi protocols, wallets, and bridges have been frequent targets of sophisticated cyberattacks, including flash-loan attacks, cross-chain bridge exploits, and private key compromises. Losses from such incidents are often immediate, irreversible, and may not be covered by insurance or contractual recourse.

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●	The legal and regulatory treatment of DeFi remains highly uncertain. Regulators could impose restrictions or obligations on participants or on protocols themselves, which could adversely affect our ability to use such platforms or the value of assets held in them.

●	DeFi protocols are governed by decentralized communities through on-chain voting mechanisms, which may be subject to capture by a small number of participants. Protocol governance decisions could adversely affect our ability to use or recover assets. Additionally, protocols may change rules, fees, or parameters without advance notice.

If we or our counterparties suffer losses as a result of DeFi protocol failures, hacks, or exploits, we may be unable to recover some or all of our assets. Such an event could materially and adversely affect our business, financial condition, and the market price of our Common Stock.

As of the date of this prospectus we have not engaged a significant portion of our assets with DeFi protocols yet.

We face other risks related to our SOL treasury reserve business model.

Our SOL treasury reserve business model exposes us to various risks, including the following:

●	SOL and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our SOL strategy subjects us to enhanced regulatory oversight;

●	regulatory changes could impact our ability to stake on validators or receive rewards;

●	regulatory scrutiny of our activities may increase, potentially limiting our operations;

●	potential litigation risks exist related to smart contract vulnerabilities, or our business activities;

●	uncertainty around SOL’s regulatory status may impact our ability to list on certain exchanges;

●	changes in political administration may not guarantee a favorable regulatory environment for SOL;

●	future SEC actions or court decisions could retroactively classify SOL as a security, potentially leading to penalties or forced unwinding of transactions;

●	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements;

●	our use of call and put options on SOL exposes us to derivative-specific risks, including potential leverage effects, counterparty default risk, valuation and liquidity challenges, and the possibility that option strategies may not effectively hedge downside risk or may limit upside participation;

●	our SOL staking rewards depend on validator selection and performance; poor validator performance could reduce rewards;

●	concentration of influence by the Solana Foundation or Solana Labs could impact protocol governance in ways that are adverse to us.

●	market instability or liquidity freezes could prevent us from liquidating SOL or using it as collateral when needed.

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Risks Related to Our Use of Derivatives on SOL

We utilize call options and put options on SOL as part of our treasury reserve strategy. These derivatives are intended to (i) hedge downside exposure to SOL price volatility and (ii) accelerate our accumulation of SOL in a capital-efficient manner. While these option strategies may enhance our risk-adjusted returns, they expose us to additional risks, including the following:

●	Most SOL options are traded over-the-counter or on non-qualified crypto venues. If a counterparty fails to perform on its obligations, we may be unable to realize gains, recover premiums, or receive delivery of SOL, potentially resulting in a total loss of value associated with the position.

●	Options can introduce effective leverage, amplifying gains but also magnifying losses. We may be required to post collateral or margin, which could reduce liquidity available for our operations. Option contracts may also be illiquid, particularly during periods of market stress, making it difficult to exit or adjust positions.

●	While put options may provide downside protection and call options may accelerate accumulation, there is no guarantee these strategies will be effective. Options may expire worthless, may not move in correlation with SOL spot prices, or may limit upside gains.

●	Option valuations are sensitive to assumptions about implied volatility, time to maturity, and counterparty pricing. These variables may fluctuate significantly, resulting in mark-to-market losses or earnings volatility.

●	The regulatory treatment of SOL derivatives remains uncertain. Future guidance could limit our ability to continue using derivatives or require us to account for them in a manner that increases earnings volatility.

In connection with our SOL treasury strategy, we expect to interact with various smart contracts deployed on the Solana network, which may expose us to risks and technical vulnerabilities.

In connection with our SOL treasury strategy, including staking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on the Solana network in order to optimize our strategy and generate income. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of SOL or other digital assets, which could have a materially adverse impact on our business. In addition, certain smart contracts are upgradable or subject to certain governance controls which could result in unforeseen code errors, asset or account freezing, or the loss of digital assets. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the loss of or inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

Part of our future business strategy may include acquisitions and investments in companies with Solana-focused or blockchain strategies, and there are risks associated with the integration of any assets or operations acquired and our ability to manage those risks. In addition, we may be unable to make attractive acquisitions or successfully integrate acquired businesses, assets or properties, and any inability to do so may disrupt our business and hinder our ability to grow.

We intend to pursue a strategy focused on both SOL accumulation and future acquisitions. Accordingly, in the future we may make acquisitions of businesses or assets that we expect to complement or expand our current assets. However, we may not be able to identify attractive acquisition opportunities in the future. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms. No assurance can be given that we will be able to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets.

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The success of any acquisition will depend on our ability to integrate effectively the acquired business or asset into our existing operations. The process of integrating acquired businesses and assets may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. The integration of acquisitions is a complex, costly and time-consuming process, and our management may face significant challenges in such process. Some of the factors affecting integration will be outside of our control, and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue.

Our failure to achieve consolidation savings, to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material and adverse effect on our financial condition and results of operations.

Additional ability to achieve the objectives of our business strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our business strategy.

Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The regulatory regime for digital assets in the U.S. and elsewhere is uncertain. The Company may be unable to effectively react to proposed legislation and regulation of digital assets, which could adversely affect its business.

If regulatory changes or interpretations require us to register as a money services business with The Financial Crimes Enforcement Network (FinCEN) under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact our business operations. Further, if we or our service providers are unable to comply with evolving federal or state regulations, we may be forced to dissolve or liquidate certain operations, which could materially impact our investors.

If any of the digital assets that we hold are classified as a security, we may be subject to extensive regulation, which could result in significant costs or force us to cease operations.

Regulatory changes or interpretations that classify digital assets that we hold as a security under the Securities Act of 1933, as amended, or the Investment Company Act, could require us to register and comply with additional regulations. Compliance with these requirements could impose extraordinary, non-recurring expenses on our business. If the costs and regulatory burdens become too great, we may be forced to modify or cease certain operations, which could be detrimental to our investors.

The SEC has previously indicated that certain digital assets may be considered securities depending on their structure and use. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. If we fail to do so, we may be forced to discontinue some or all of our business activities, negatively impacting investments in our securities.

If the SEC or other regulators determine that digital assets that we may hold qualify as securities, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. This classification would subject us to additional periodic reporting, disclosure requirements, and regulatory compliance obligations, significantly increasing our operational costs. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for us to continue our current operations, and this would materially and adversely affect our business, financial condition and results of operations. In addition, if SOL or another digital asset we hold were determined to constitute a security for purposes of the federal securities laws, we would likely take steps to reduce the percentage of SOL or such other digital assets that constitute investment assets under the Investment Company Act. These steps may include, among others, selling SOL that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our SOL or other digital assets at unattractive prices, or cease our operations.

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Although we do not currently engage in investing, reinvesting, or trading securities, and we do not hold ourselves out as an investment company, we could inadvertently be deemed one under the Investment Company Act. If we are unable to rely on an exclusion, we would be required to register with the SEC, which could impose additional financial and regulatory burdens.

Further, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the SEC, increasing the risk of additional regulatory scrutiny.

The classification of digital assets that we hold as a commodity could subject us to additional CFTC regulation, resulting in significant compliance costs or the cessation of certain operations.

Under current interpretations, SOL are classified as a commodity under the Commodity Exchange Act and are subject to regulation by the CFTC. If our activities require CFTC registration, we may be required to comply with extensive regulatory obligations, which could result in significant costs and operational disruptions. Additionally, current and future legislative or regulatory developments, including new CFTC interpretations, could further impact how SOL and SOL derivatives are classified and traded.

If SOL are further regulated as a commodity, we may be required to register as a commodity pool operator and register the Company as a commodity pool with the CFTC through the National Futures Association. Compliance with these additional regulatory requirements could result in substantial, non-recurring expenses, adversely affecting an investment in our securities. If we determine not to comply with such regulations, we may be forced to cease certain operations, which could negatively impact our investors.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds (ETFs) and their management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of our changes to our digital asset strategy, our use of leverage, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers.

Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues experience greater risk of fraud, market manipulation and other deceptive marketing practices, as well as security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of digital assets, and the Company’s financial position, operations and prospects.

Digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital asset trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of such trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

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Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in digital assets and the broader digital asset ecosystem and greater volatility in the price of digital assets. The price of our listed securities may be affected by the value of our future digital asset holdings, and the failure of a major participant in the ecosystem could have a material adverse effect on the market price of our listed securities.

The availability of spot ETPs for SOL and other digital assets may adversely affect the market price of our listed securities.

Although bitcoin, SOL and other digital assets have experienced a surge of investor attention since bitcoin was developed in 2008, until recently investors in the United States had limited means to gain direct exposure to SOL through traditional investment channels, and instead generally were only able to hold SOL through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold SOL directly, as well as the potential reluctance of financial planners and advisers to recommend direct SOL holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin, SOL and other digital assets through investment vehicles that hold bitcoin, SOL and other digital assets and issue shares representing fractional undivided interests in their underlying digital asset holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums (and sometimes discounts) to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to digital assets.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin exchange-traded products (“ETPs”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. The SEC has not yet approved the listing of spot SOL ETPs, but is expected to consider such applications by October 2025. To the extent investors view our common stock as providing exposure to SOL, it is possible that the value of our common stock may also include a premium over the value of our SOL due to the prior scarcity of traditional investment vehicles providing investment exposure to SOL and other digital assets, and that the value of our common stock may decline due to investors having a greater range of options to gain exposure to SOL if SOL ETPs are approved and investors choosing to gain such exposure through ETPs rather than our common stock. The listing and trading of spot ETPs for SOL or other digital assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of SOL as well as a decline in the value of our common stock relative to the value of our SOL.

Although we are an operating company, and we believe we offer a different value proposition than a SOL investment vehicle such as a spot SOL ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP and choose to purchase shares of a spot SOL ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to SOL that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot SOL ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying SOL we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Nevada corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our SOL holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our common stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to SOL, such as SOL futures exchange-traded funds (“ETFs”), leveraged SOL futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our common stock relative to the value of our SOL holdings may increase or decrease in different market conditions.

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As a result of the foregoing factors, the availability of spot ETPs for bitcoin, SOL and other digital assets could have a material adverse effect on the market price of our listed securities.

Digital asset lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

Although we are not initially planning to lend SOL to counterparties, from time to time, we may generate income through lending digital assets, which carries significant risks. The volatility of such digital assets increases the likelihood that borrowers may default due to market downturns, liquidity crises, fraud or other financial distress. These lending transactions may be unsecured and so may be subordinated to the secured debt of the borrower. If a borrower becomes insolvent, we may be unable to recover the loaned SOL, leading to substantial financial losses.

Additionally, digital asset lending platforms are vulnerable to operational and cybersecurity risks. Technical failures, software bugs or system outages could disrupt lending activities, delay transactions or result in inaccurate record-keeping. Cybersecurity threats, including hacking, phishing and other malicious attacks, pose further risks, potentially leading to the loss, theft or misappropriation of our loaned SOL. A successful cyberattack or security breach could materially and adversely impact our financial position, reputation and ability to conduct future lending activities.

Decentralized finance arrangements may expose us to risks of smart contract risk, operational failures and cybersecurity threats.

From time to time, we may generate income through the use of digital assets including SOL or stablecoins in decentralized protocols including decentralized finance (“DeFi”) applications. DeFi applications include over-collateralized borrow-lend vaults, token-exchange pools, and other financial or commercial arrangements. Although these protocols are largely designed to limit counterparty risk in transactions, they introduce novel risks relating to software code bugs, liquidation risks, and governance risks that are designed to operate in decentralized environments but can be subject to failures or exploits. In addition: (a) network congestion or downtime can increase the likelihood of asset loss or liquidation; (b) the volatility of digital assets deployed into DeFi applications may increase the likelihood of liquidation due to market downturns, liquidity crises, governance attacks or other exploits, leading to substantial financial losses; (c) the uncertainty in the accounting treatment of certain DeFi applications; (d) DeFi applications generally operate on a user-to-protocol basis where a user of a DeFi application does not know the identity of other parties utilizing the DeFi application; and (e) the use of monitoring and forensics software to mitigate risks of engaging in DeFi application may not prevent engaging in DeFi pools that are also used by bad actors.

The reliance on open-source code by digital asset networks exposes us to risks related to competitive networks and products built on such code, the failure of individuals to maintain that code, and discovery of security vulnerabilities that could threaten the ability of such networks to operate.

Digital asset networks are open-source projects and, although there may be an influential group of leaders in the network community, generally there is no official developer or group of developers that formally controls the digital asset network. Without guaranteed financial incentives, there may be insufficient resources to address emerging issues, upgrade security or implement necessary improvements to the network in a timely manner. If the digital asset network’s software is not properly maintained or developed, it could become vulnerable to security threats, operational inefficiencies and reduced trust, all of which could negatively impact the digital assets’ long-term viability and our business.

The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets that we acquire will not be insured against theft, loss or destruction. If an event occurs where we lose our digital assets, whether due to cyberattacks, fraud or other malicious activities, we may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, our digital assets are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If our digital assets are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate us. As a result, we and our stockholders could face significant financial losses.

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We face risks relating to the use of third-party trading platforms in connection with our Solana-focused strategy.

We intend to use third-party trading platforms, which we believe are reputable, as well as reputable over-the-counter brokers to purchase SOL for our treasury. As part of our process in determining transactions with third-party exchanges, we search for reputable exchanges that have industry standard policies and procedures in place regarding data security and customer diligence related to anti-money laundering, Office of Foreign Assets Control and know-your client rules and regulations. If any of these third-party exchanges no longer meet our standards or if there is a decrease in reputable third-party exchanges, we may need to find additional counterparties and enter into additional agreements that could be on less favorable terms, which could have a material adverse effect on our business, financial condition or the results of our operations.

The irreversibility of digital asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft.

Although we plan to regularly transfer digital assets to or from vendors, consultants and services providers, it is possible that, through computer or human error, or through theft or criminal action, such assets could be transferred in incorrect amounts or to unauthorized third parties.

To the extent we are unable to seek a corrective transaction to identify the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover the impacted digital assets, and any such loss could adversely affect our business, results of operations and financial condition.

We will be subject to significant competition in the growing digital asset industry and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Following the launch of the Company’s proposed digital asset treasury strategy, the Company will operate in a competitive environment and will compete against other companies and other entities with similar strategies, including companies with significant holdings in SOL and other digital assets, and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Solana faces unique technical, governance and concentration risks that could materially affect its long-term viability.

Solana is a high-throughput Layer 1 blockchain with architectural features that differ significantly from other blockchains, such as Ethereum. While these features allow for rapid processing of transactions, they introduce risks that could adversely impact the value of SOL and the stability of the Solana network. Historically, Solana has suffered network outages, slow operations and validator coordination failures. If such challenges were to persist, the confidence of the Solana development community and its users will be adversely affected, which could cause a rapid decline in the value of SOL. In addition, Solana’s consensus mechanism (Proof of History combined with Proof of Stake) is novel and relatively untested at a large scale over time. Structural flaws could emerge that require a fork, which may have an adverse impact on the Solana network and our holdings.

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Solana validators are relatively small in number, compared to some other leading blockchains, which may lead to coordinated censorship.

Solana has fewer validators than certain other blockchains but has a high Nakamoto coefficient, which refers to the minimum number of validators or node operators that need to cooperate to take over a blockchain network. In contrast, Ethereum has a higher number of validators. In theory, a malicious actor might more easily be able to gain control of a network with fewer validators. Such control of the network could allow a malicious actor to censor transactions, reverse transactions (double-spending), or manipulate block validations.

Solana is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols.

The digital asset ecosystem is characterized by rapid technological innovation, short development cycles, and intense competition among blockchains and related infrastructure providers. Solana faces intense competition among existing protocols, such as Aptos, Hyperliquid, Sei and Sui, the Ethereum Layer 2 blockchains such as Base, and new entrants that are currently being developed. Competitors may in the future offer superior scalability, security, interoperability, decentralization, programmability and adoption, and may attract developers away from the Solana ecosystem. Advancements in AI and blockchain technology are likely to accelerate the development of such protocols, including the development of additional networks that natively integrate AI into consensus mechanisms and other core features. If Solana is unable to evolve to address such increased competition or if market participants believe that Solana’s core technology stack is outdated or less attractive compared with other blockchain networks, Solana may be considered technologically obsolete by the next generation of protocols. The decline in the Solana network would materially impact the market value of SOL and adversely affect the value of our SOL treasury holdings and our stock price.

The Company may be subject to additional tax liability if regulation or policy changes adversely affect the tax treatment of rewards from staking SOL.

The U.S. federal income tax treatment of rewards from staking digital assets such as SOL or utilizing liquid staking tokens remains uncertain and is currently the subject of debate and regulatory attention. Under current guidance by the Internal Revenue Service (“IRS”), staking rewards and transaction fees may be treated as ordinary income upon receipt, although additional guidance is expected pursuant to the President’s Working Group July 2025 report “Strengthening American Leadership in Digital Financial Technology.” If regulation or policy changes, or the interpretation or enforcement thereof, results in adverse tax treatment of rewards from staking SOL, we could be subject to increased audits by the IRS and additional tax liabilities.

The Solana blockchain experiences a high number of “spam” transactions which can cause periods of congestion or outages or make it difficult for users to have their transactions processed.

Solana’s high throughput and lower transaction fees compared to other blockchains have made it an attractive target for large volumes of low-value or “spam” transactions, which are often generated by automated bots or malicious actors seeking to exploit the network’s resources. These spam transactions can congest the network, delay or prevent the processing of legitimate transactions, and in some cases, cause partial or complete performance degradation for the blockchain. During periods of high congestion, users may experience significant delays, increased transaction fees, or failed transactions, which can erode confidence in the network and reduce its utility for both users and developers. In addition, repeated or prolonged network disruptions may discourage new projects from building on Solana, limit the adoption of decentralized applications, and negatively impact the value of SOL. The Solana development team and community have implemented, and may in the future implement additional, technical upgrades or other measures to address these issues, but there can be no assurance that such efforts will be successful or sufficient to prevent future disruptions.

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A high percentage of Solana validators rely on software provided by Jito Labs, a third party unaffiliated with Solana Labs. If Jito Labs were to stop maintaining such software or if such software failed to function properly, it could have an adverse effect on the Solana blockchain and value of SOL.

A significant portion of Solana validators utilize software developed and maintained by Jito Labs, an independent third party that is not affiliated with Solana Labs or the Solana Foundation. This reliance on third-party software introduces additional operational and security risks to the Solana network. If Jito Labs were to discontinue support for its software, experience operational difficulties, or if the software were to contain critical bugs, vulnerabilities, or backdoors, the performance and security of the Solana network could be compromised. For example, a failure or exploit in the Jito Labs software could result in network instability, validator downtime or other adverse outcomes. The software offered by Jito Labs has also reduced the impact of “spam” transactions on the Solana blockchain. If Jito Labs were to stop offering or supporting its software, there could be a far greater impact of “spam” transactions on the Solana network which could congest the network, delay or prevent the processing of legitimate transactions, and in some cases, cause partial or complete outages of the blockchain. Any such events could materially and negatively affect the value of SOL, reduce confidence in the network, and impair the ability of the Company to realize the expected benefits of its investment in SOL.

A cyberattack or other malicious attack on the Solana blockchain could have a material impact on the value of SOL held by the Company.

Solana and other digital assets and the entities that provide services to participants in blockchain ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our digital assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our digital assets;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia and Israel conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

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The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of SOL and adversely affect the Company’s securities.

Following the launch of the Company’s proposed digital asset treasury strategy, as a result of our Solana strategy, we expect our assets to be concentrated in SOL holdings. Accordingly, the emergence or growth of digital assets other than SOL, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, may have a material adverse effect on our financial condition. As of June 30, 2025, Solana was the fifth largest digital asset by market capitalization, excluding stablecoins. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms. If the mechanisms or network effects on alternative blockchain platforms are perceived as superior to the Solana network, those digital assets could gain market share relative to Solana.

Many of the blockchain applications on large blockchain networks involve the use of “stablecoins,” which are designed to maintain a constant price related to or based on some other asset or traditional currency because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. In July 2025, the U.S. President signed into law the “GENIUS Act,” which establishes a federal framework for “payment stablecoins,” treating them as payment systems, not securities, and mandating fiat-backed reserves, monthly disclosures, anti-money laundering safeguards, and similar measures. Stablecoins have grown rapidly as a medium of exchange and store of value, particularly on digital asset trading platforms, and their use as an alternative to digital assets such as bitcoin and SOL could expand further as rules are promulgated under the GENIUS Act. As of June 30, 2025, two of the seven largest digital assets by market capitalization were U.S. dollar-pegged stablecoins. Stablecoins are an important aspect of blockchain networks such as Solana and if other blockchains are deemed more attractive than Solana for the use of stablecoins, that may impact the usefulness of the Solana network and Solana-based blockchain applications, and therefore the value of SOL.

If we lose key personnel, if we fail to recruit additional highly skilled personnel, or if we lose the services of our Asset Manager, our ability to operate and manage our digital asset treasury strategy will be impaired.

Our ability to operate and manage our digital asset treasury strategy depends upon our ability to attract and retain highly qualified personnel, including our newly appointed Chairman, Kyle Samani, members of our executive team, or other key personnel. In addition, we rely heavily on the services of our Asset Manager for the management of our digital asset treasury and for strategic guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector. The loss of the services of any of our executive officers, key employees, or the Asset Manager, or our inability to find suitable replacements, could result in significant disruptions to our operations and management of our digital assets.

Any of these risks could materially and adversely affect the value of our SOL treasury, our financial condition, and the market price of our Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $614,837,807.75 in gross proceeds if the Warrants are exercised in full. We have agreed to bear the expenses relating to the registration of the securities offered herein for the Selling Stockholders.

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include, among other things:

●	debt repayment;
●	repurchases of shares of our common stock;
●	working capital;
●	capital expenditures; and/or
●	the pursuit of our SOL Treasury Policy, including the purchase of additional SOL.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of such proceeds.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a one-third (1/3) of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of one-third (1/3) of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a one-third (1/3) of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s Common Stock.

IPO Warrants

The following summary of certain terms and provisions of the warrants included in the initial public offering (“IPO Warrants”) hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Exercisability. The IPO Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The IPO Warrants are be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the IPO Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the IPO Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. No fractional shares of Common Stock will be issued in connection with the exercise of the IPO Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the IPO Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the IPO Warrants is $93.50 and adjusted to $14.08 with September 2023 offering and further adjusted to $7.26 (exercise prices reverse effected) with the warrant inducement offering.

The exercise price per whole share of Common Stock purchasable upon exercise of the IPO Warrants, which initially had an exercise price of $28,050 per share (pre-split $93.50), was adjusted to reflect the reverse stock splits effected in October 2024 and April 2025, resulting in an exercise price of $10,296 as of February 3, 2023, $4,224 as of September 29, 2023, and $2,178 as of May 30, 2024.

The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price is also subject to adjustment in the event of subsequent sales of our Common Stock (or securities exercisable for convertible into Common Stock ) at a purchase price (or conversion or exercise price, as applicable) less than the then-effective exercise price. In the event of such a subsequent sale, the exercise price will be reduced to such lower price, subject to certain exceptions and subject to a minimum exercise price set forth in the IPO Warrants.

Forced Exercise and Redemption. The IPO Warrants will be subject to forced exercise commencing six months from issuance subject to the condition that the volume weighted average price of the Company’s Common Stock exceeds 200% of the initial exercise price ($93.50) for twenty consecutive trading days and subject to certain other conditions set forth in the IPO Warrants. In the event that a holder fails to exercise the IPO Warrants within 30 days of notice of a forced exercise in accordance with the terms of the IPO Warrants, the Company may redeem the IPO Warrants at a redemption price of $0.01 per Warrant.

Transferability. Subject to applicable laws, the IPO Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The IPO Warrants are currently listed on the Nasdaq Capital Market under the symbol “STSSW”.

Warrant Agent. The IPO Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us. The IPO Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the IPO Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock , the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock , or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock , the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock , the holder of IPO Warrants does not have the rights or privileges of a holder of our Common Stock , including any voting rights, until the holder exercises the IPO Warrants.

Governing Law. The IPO Warrants and the warrant agency agreement are governed by New York law.

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Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

January Unit Offering

In January 2025 the Company filed a registration statement under Form S1 (File no. 333-284237) registering (a) 14,285 units (post-split), with each Unit consisting of: (i) one share of Common Stock ; (ii) one Series A Warrant to purchase one share of Common Stock (the “Series A Warrants”); and (iii) one Series B Warrant to purchase one share of Common Stock (the “Series B Warrants,” together with the Series A Warrants, the “January Warrants”); and (b) 3,611 pre-funded units (post-split), with each consisting of: (i) one pre-funded warrant exercisable for one share of Common Stock (the “January Pre-Funded Warrants”); (ii) one Series A Warrant; and (iii) one Series B Warrant.

The following summary of certain terms and provisions of the January Warrants and January Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of January Warrant and January Pre-Funded Warrant, which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of January Warrant and January Pre-Funded Warrant.

Exercisability. The January Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Series A Warrants will be exercisable from issuance until five (5) years after the January Warrant Stockholder Approval Date., and the Series B Warrants will be exercisable from issuance until two and one half (2.5) years after the January Warrant Stockholder Approval Date. Each of the January Warrants and the January Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise and Alternative Cashless Exercise

If a registration statement registering the issuance of the shares of Common Stock underlying the January Warrants or January Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the January Warrants or January Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the January Warrants or January Pre-Funded Warrants, as applicable.

No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant or January Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Under the alternate cashless exercise option, the holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) three (3.0).

Exercise Limitation. A holder will not have the right to exercise any portion of the January Pre-Funded Warrants or Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the January Warrants and January Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of each January Pre-Funded Warrant included in each Pre-Funded Unit is $0.0001 per share.

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The Series A Warrants will be exercisable from issuance, have an exercise price of $1.750 per share of Common Stock (equal to 125% of the public offering price per Unit, subject to certain anti-dilution and share combination event protections, as further set forth below) and will expire five (5) years from the date of Warrant Stockholder Approval.

The Series B Warrants will be exercisable from issuance, will have an exercise price of $1.750 per share of Common Stock (equal to 125% of the public offering price per Unit, subject to certain share combination event protections, as further set forth below) and will expire two and one-half (2.5) years from the date of Warrant Stockholder Approval.

Beginning on the 11th trading day after the January Warrant Stockholder Approval Date (the “Reset Date”), the exercise price of the January Warrants will reset to a price equal to the greater of (i) the Floor Price, as defined in the January Warrants, in effect on the Reset Date, and (ii) the lowest volume weighted average price (“VWAP”) during the period commencing on the first trading day immediately following the January Warrant Stockholder Approval Date and ending on the close of trading on the 10th trading day thereafter. In addition, following a reverse stock split, the exercise price of the January Warrants will be adjusted to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split with a proportionate adjustment to the number of shares underlying the January Warrants.

Adjustment for Subsequent Issuances. Subject to certain exceptions, if the Company sells any Common Stock (or securities convertible into or exercisable into Common Stock ) at a price per share (or conversion or exercise price, as applicable) less than the exercise price of the Series A Warrants then in effect, then the exercise price of the Series A Warrants will be reduced to such lower price (subject to a minimum exercise price of $1.115 prior to Stockholder Warrant Approval (50% of the Nasdaq Minimum Price as of the date of pricing of this offering) and a minimum exercise price of $0.446 after Warrant Stockholder Approval (20% of the Nasdaq Minimum Price as of the date of pricing of this offering)).

Share Combination Event Adjustment. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing on the trading day immediately following the applicable date of share combination event and ending on the fifth trading day immediately following such date is less than the exercise price of the January Warrants then in effect, then the exercise price of the January Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $1.115 prior to Stockholder Warrant Approval (50% of the Nasdaq Minimum Price as of the date of pricing of this offering) and a minimum exercise price of $0.446 after Warrant Stockholder Approval (20% of the Nasdaq Minimum Price as of the date of pricing of this offering)), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Warrant Stockholder Approval. Under Nasdaq listing rules, the January Warrants may not be exercised unless and until we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, there is no guarantee that the January Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the January Warrant Stockholder Approval, the January Warrants may not be exercised and will have substantially less value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the January Warrant Stockholder Approval.

Transferability. Subject to applicable laws, the January Warrants and the January Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Exchange Listing. We do not intend to apply for the listing of the January Warrants or January Pre-Funded Warrants on any stock exchange. Without an active trading market, the liquidity of the January Warrants and January Pre-Funded Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the January Warrants or the January Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock , the holder of a Warrant or January Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of Common Stock , including any voting rights, until the holder exercises the January Warrant or January Pre-Funded Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the January Warrants and the January Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of Common Stock , the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock , or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock , the holders of the January Warrants and the January Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Governing Law. The January Pre-Funded Warrants and the January Warrants are governed by New York law.

Warrants Offered in this Offering

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of the Warrants, which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of the Warrants.

Exercisability. The Cash Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Cryptocurrency Pre-Funded Warrants are exercisable at any time after October 14, 2025 until they are exercised in full. The Strategic Advisor Warrants are exercisable immediately, in whole or in part, at any time and from time to time, for a period of seven (7) years from October 14, 2025. The Cash Stapled Warrants are exercisable immediately upon issuance in whole or in part, at any time and from time to time, for a period of thirty six (36) months from the date of issuance. The Cryptocurrency Stapled Warrants are exercisable immediately upon issuance in whole or in part, at any time and from time to time, for a period of thirty six (36) months from October 14, 2025. Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of each Pre-Funded Warrant and Strategic Advisor Warrant is $0.0001 per share. Each Stapled Warrants is exercisable for a price of $9.75 per share.

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Adjustment. The number of shares of common stock issuable upon exercise of the Warrants and the Exercise Price thereof are subject to adjustment from time to time in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, reclassification, or other similar transaction affecting the outstanding shares of common stock. In addition, the Warrants provide for appropriate adjustments in the event the Company issues rights, options, or warrants to all holders of common stock entitling them to purchase shares at a price per share less than the then-current market price of the common stock, or distributes to all holders of common stock evidences of indebtedness, assets, or rights or warrants not otherwise covered by the foregoing. The Warrants also include provisions designed to ensure that holders are treated equitably in the event of fundamental transactions, including a merger or consolidation with another entity, a sale of all or substantially all of the Company’s assets, or a tender or exchange offer. Any such adjustment will be made in accordance with the terms of the applicable Warrant agreement, and no fractional shares will be issued upon exercise; in lieu thereof, the Company will round down to the nearest whole share or pay a cash adjustment, as set forth in the applicable Warrant.

Warrant Stockholder Approval. Under Nasdaq listing rules, the Warrants may not be exercised unless and until we obtain the approval of our stockholders. The Warrants, the Shares, the Agreements and transactions underlying the Agreements were approved by the stockholders of the Company at a special meeting of the stockholders held at October 14, 2025.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of Common Stock , the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Governing Law. The Warrants are governed by New York law.

Transfer Agent and Registrar

VStock Transfer LLC is transfer agent and registrar for our Common Stock.

Limitations of Liability and Indemnification

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

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NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Listing

We have applied to list our Common Stock and IPO Warrants on the Nasdaq Capital Market under the symbols “SSTS” and “SSTSW”, respectively.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, or those issuable upon exercise of previously issued warrants to purchase shares of Common Stock. We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Stockholders in the below table is based upon 28,226,153 shares of Common Stock outstanding as of October 17, 2025. Unless otherwise indicated, the address of each Selling Stockholder is 105 Maxess Road, Melville, New York, 11747.

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Name of Selling Stockholders	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering(1)	Percentage of shares of Common Stock Owned After the Offering
ParaFi Digital Opportunities LP (2)	5,538,462	5,538,462	-	*
ParaFi Quantitative Strategies LP (3)	1,538,462	1,538,462	-	*
ParaFi Venture Fund II LP (4)	307,692	307,692	-	*
Pantera DAT Opportunities Master Fund SP (5)	4,615,386	4,615,386	-	*
Pantera Blockchain Fund LP (6)	923,076	923,076	-	*
Pantera Liquid Token Fund LP (7)	615,384	615,384	-	*
AP Fund Two, LLC (8)	4,615,384	4,615,384	-	*
Saba Capital Master Fund, Ltd. (9)	2,253,688	2,253,688	-	*
Saba Capital Income & Opportunities Fund (10)	473,920	473,920	-	*
Saba Capital Income & Opportunities Fund II (11)	349,316	349,316	-	*
Arche Capital SPV VI LLC (12)	3,384,616	3,384,616	-	*
Phoenix Digital LLC (13)	18,484,422	18,484,422	-	*
Quantstamp Holdings Bermuda Ltd (14)	3,076,924	3,076,924	-	*
Schonfeld Global Master Fund L.P. (15)	3,076,924	3,076,924	-	*
Scoggin Capital Management (16)	3,076,924	3,076,924	-	*
Bastion Trading Limited (17)	10,769,230	10,769,230	-	*
Arrington XRP Capital Fund, LP (18)	1,846,152	1,846,152	-	*
Varana Strategic I, LLC (19)	1,569,230	1,569,230	-	*
Borderless Multi-Strategy Fund V LP (20)	1,538,462	1,538,462	-	*
HBK Master Fund L.P. (21)	1,538,462	1,538,462	-	*
RBCH Ltd. (22)	1,230,770	1,230,770	-	*
RBCH II Ltd. (23)	923,076	923,076	-	*
Eleven Eleven Algo CL (24)	1,538,462	1,538,462	-	*
Ask America LLC (25)	923,076	923,076	-	*
MNNC Capital Digital Asset Opportunities Master Fund, LP (26)	923,076	923,076	-	*
ATW Master Fund V LP (27)	923,076	923,076	-	*
Livingtone Group Inc. (28)	615,384	615,384	-	*
MNNC Capital Digital Asset Opportunities BTC Master Fund, LP (29)	615,384	615,384	-	*
Reflexive Capital Digital Asset Master Fund Ltd. (30)	492,308	492,308	-	*
CL Advisors - DII LP (31)	476,924	476,924	-	*
Zer021 Ventures LLC (32)	615,384	615,384	-	*
LPT Holding LLC (33)	461,538	461,538	-	*
DHKT Consulting Ltd. (34)	461,538	461,538	-	*
Avenir Tech Limited (35)	461,538	461,538	-	*
CoinFund Liquid Opportunities LP (36)	350,770	350,770	-	*
Series F Liquid Opportunities LP (37)	40,000	40,000	-	*
Series G Liquid Opportunities LP (38)	40,000	40,000	-	*
Plato SPV, A series of Allocations 2025 Master, LLC (39)	361,846	361,846	-	*
Candy Machine Capital LLC (40)	307,692	307,692	-	*
575 Advisory Ltd. (41)	307,692	307,692	-	*
Alternative Capital Investments Fund III LP (42)	307,692	307,692	-	*
Superb Gains Ventures INC (43)	307,692	307,692	-	*
Lipinski Family Dynasty Trust (44)	307,692	307,692	-	*
DF Capital Management Pte. Ltd. (45)	307,692	307,692	-	*
Cadena Holdings LLC (46)	307,692	307,692	-	*
Fifth Lane Partners Fund LP (47)	307,692	307,692	-	*
Sensys Ltd (48)	307,692	307,692	-	*
Origin Capital Partners Limited (49)	307,692	307,692	-	*
Layertech Inc (50)	307,692	307,692	-	*
11-11 DG Holdings, LLC (51)	153,846	153,846	-	*
Bloccelerate VC Fund II LP (52)	107,692	107,692	-	*
Reflexive Capital Quantstamp Venture Master Fund I LP (53)	92,308	92,308	-	*
Variance Partners LLC (54)	76,924	76,924	-	*
Madison Global Partners, LLC (55)	153,846	153,846	-	*
VA Consulting & Advisory Inc. (56)	53,846	53,846	-	*
Ricadano Capital LLC (57)	76,924	76,924	-	*
99 Capital LP (58)	630,844	630,844	-	*
SRS Investment Holdings Limited (59)	307,692	307,692	-	*
Efrat Investments LLC (60)	76,924	76,924	-	*
Solios, Inc. (61)	10,665,460	10,665,460	-	*
FinTech Collective DeFi Fund I LP (62)	2,885,550	2,885,550	-	*
FinTech Collective DeFi Fund II LP (63)	1,148,758	1,148,758	-	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd. (64)	1,104,278	1,104,278	-	*
Electric Capital Frontier Fund II, LP (65)	8,687,694	8,687,694	-	*
Electric Capital Venture Fund III, LP (66)	3,619,998	3,619,998	-	*
Hypersphere Atlas Master Fund Ltd. (67)	1,230,770	1,230,770	-	*
Belay On Group, LLC (68)	307,730	307,730	-	*
OGTM Holdings LLC (69)	1,230,768	1,230,768	-	*
Sabby Volatility Warrant Master Fund. Ltd. (70)	307,692	307,692	-	*
Sol Markets (71)	6,321,367	6,321,367	-	*
Syncracy Master Fund I Ltd. (72)	6,153,846	6,153,846	-	*
Sergey Kondrashin (73)	1,538,462	1,538,462	-	*
Michael A Belshe (74)	307,692	307,692	-	*
Robert Leshner (75)	923,076	923,076	-	*
Robert J. Eide (76)	153,846	153,846	-	*

(*) Represents less than 1%.

(1)	As of September, 2025. Assumes (i) the sale of all shares of Common Stock offered pursuant to this prospectus, and (ii) full exercise of all of the Warrants.

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(2)	Consists of (i) 862,500 shares of Common Stock , (ii) 1,906,731 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 2,769,231 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to the Selling Stockholder. Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the Selling Stockholder. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. In a transaction separate from the purchase of shares by the Selling Stockholder, ParaFi Capital also entered into an Asset Management Agreement with the Company’s consultant, Sol Edge Limited. The address for the Selling Stockholder is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(3)	Consists of (i) 239,583 shares of Common Stock , (ii) 529,648 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 769,231 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to the Selling Stockholder. Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the Selling Stockholder. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. In a transaction separate from the purchase of shares by the Selling Stockholder, ParaFi Capital also entered into an Asset Management Agreement with the Company’s consultant, Sol Edge Limited. The address for the Selling Stockholder is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(4)	Consists of (i) 47,917_shares of Common Stock , (ii) 105,929 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to the Selling Stockholder. Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the Selling Stockholder. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. In a transaction separate from the purchase of shares by the Selling Stockholder, ParaFi Capital also entered into an Asset Management Agreement with the Company’s consultant, Sol Edge Limited. The address for the Selling Stockholder is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(5)	Consists of (i) 862,500_shares of Common Stock , (ii) 1,445,193 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 2,307,693 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Pantera DAT Opportunities Master Fund SP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera DAT Opportunities Master Fund SP and has control and discretion over the shares held by Pantera DAT Opportunities Master Fund SP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera DAT Opportunities Master Fund SP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera DAT Opportunities Master Fund SP is 600 Montgomery Street, San Francisco, CA 94111.
(6)	Consists of (i) 115,000 shares of Common Stock , (ii) 192,692 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 307,692 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Pantera Blockchain Fund LP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Blockchain Fund LP and has control and discretion over the shares held by Pantera Blockchain Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Blockchain Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera Blockchain Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(7)	Consists of (i) 172,500 shares of Common Stock , (ii) 289,038 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 461,538 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Pantera Liquid Token Fund LP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Liquid Token Fund LP and has control and discretion over the shares held by Pantera Liquid Token Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Liquid Token Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera Liquid Token Fund LP is 600 Montgomery Street, San Francisco, CA 94111.

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(8)	Consists of (i) 1,150,000 shares of Common Stock , (ii) 1,157,692 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 2,307,692 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Kevin Roulston, has voting and investment control of the shares held by the Selling Stockholder. Kevin Roulston may be deemed to be the beneficial owner of such shares. Kevin Roulston, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(9)	Consists of (i) 842,316 shares of Common Stock , (ii) 284,528 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 1,126,844 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. The Selling Stockholder is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Stockholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Selling Stockholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly.
(10)	Consists of (i) 177,127 shares of Common Stock , (ii) 59,833 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 236,960 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. The Selling Stockholder is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Stockholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Selling Stockholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly.
(11)	Consists of (i) 130,557 shares of Common Stock , (ii) 44,101 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 174,658 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. The Selling Stockholder is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Selling Stockholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Selling Stockholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly.
(12)	Consists of (i) 1,150,000 shares of Common Stock , (ii) 542,308 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 1,692,308 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. William Wolf and Vanessa Grellet, have voting and investment control of the shares held by the Selling Stockholder. Both William Wolf and Vanessa Grellet may be deemed to be the beneficial owner of such shares. William Wolf and Vanessa Grellet, however, disclaim any beneficial ownership of the shares held by the Selling Stockholder.
(13)	Consists of (i) 7,680,673 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 7,680,673 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. Tian Zeng, has voting and investment control of the shares held by the Selling Stockholder. Tian Zeng may be deemed to be the beneficial owner of such shares. Tian Zeng, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(14)	Consists of (i) 1,150,000 shares of Common Stock , (ii) 388,462 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 1,538,462 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Richard Ma, has voting and investment control of the shares held by the Selling Stockholder. Richard Ma may be deemed to be the beneficial owner of such shares. Richard Ma, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.

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(15)	Consists of (i) 1,538,462 shares of Common Stock , and (ii) 1,538,462 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Schonfeld Strategic Advisors LLC has voting and investment control of the shares held by the Selling Stockholder. Schonfeld Strategic Advisors LLC may be deemed to be the beneficial owner of such shares. The following individual may be deemed to have control over Schonfeld Strategic Advisors LLC, Ryan Tolkin CEO and CIO; however, each of Schonfeld Strategic Advisors LLC and the individual named above disclaim any beneficial ownership of the shares held by the Selling Stockholder.
(16)	Consists of (i) 1,150,000 shares of Common Stock , (ii) 388,462 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 1,538,462 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement.
(17)	Consists of (i) 1,150,000 shares of Common Stock , (ii) 4,234,615 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 5,384,615 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Wei Zhu, has voting and investment control of the shares held by the Selling Stockholder. Wei Zhu may be deemed to be the beneficial owner of such shares. Wei Zhu, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(18)	Consists of (i) 923,076 shares of Common Stock , and (ii) 923,076 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. J. Michael Arrington, has voting and investment control of the shares held by the Selling Stockholder. Mr. Arrington may be deemed to be the beneficial owner of such shares. Mr. Arrington, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(19)	Consists of (i) 784,615 shares of Common Stock , and (ii) 784,615 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Philip R. Broenniman, has voting and investment control of the shares held by the Selling Stockholder. Mr. Broenniman may be deemed to be the beneficial owner of such shares. Mr. Broenniman, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(20)	Consists of (i) 769,231 shares of Common Stock , and (ii) 769,231 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. David Garcia, has voting and investment control of the shares held by the Selling Stockholder. Mr. Garcia may be deemed to be the beneficial owner of such shares. Mr. Garcia, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(21)	Consists of (i) 769,231 shares of Common Stock , and (ii) 769,231 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Common Stock pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Stockholder. HBK Investments L.P. has delegated discretion to vote and dispose of the Common Stock to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Matthew A. Leffers and Matthew F. Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported.
(22)	Consists of (i) 615,385 shares of Common Stock , and (ii) 615,385 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Viktor Fischer and Jakub Havrlant, have voting and investment control of the shares held by the Selling Stockholder. Viktor Fischer and Jakub Havrlant may be deemed to be the beneficial owners of such shares. Viktor Fischer and Jakub Havrlant, however, disclaim any beneficial ownership of the shares held by the Selling Stockholder.

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(23)	Consists of (i) 461,538 shares of Common Stock , and (ii) 461,538 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Viktor Fischer and Jakub Havrlant, have voting and investment control of the shares held by the Selling Stockholder. Viktor Fischer and Jakub Havrlant may be deemed to be the beneficial owners of such shares. Viktor Fischer and Jakub Havrlant, however, disclaim any beneficial ownership of the shares held by the Selling Stockholder.
(24)	Consists of (i) 769,231 shares of Common Stock , and (ii) 769,231 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Arul Murugan, has voting and investment control of the shares held by the Selling Stockholder. Arul Murugan may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of the Selling Stockholder is Floor 4, Willow House, Cricket Square George Town, Grand Cayman KY1-9010 Cayman Islands.
(25)	Consists of (i) 461,538 shares of Common Stock , and (ii) 461,538 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement.
(26)	Consists of (i) 461,538 shares of Common Stock , and (ii) 461,538 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Shiliang Tang, has voting and investment control of the shares held by the Selling Stockholder. Shiliang Tang may be deemed to be the beneficial owner of such shares. Shiliang Tang, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(27)	Consists of (i) 461,538 shares of Common Stock , and (ii) 461,538 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Antonio Ruiz-Gimenez, has voting and investment control of the shares held by the Selling Stockholder. Antonio Ruiz-Gimenez may be deemed to be the beneficial owner of such shares. Antonio Ruiz-Gimenez, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(28)	Consists of (i) 307,692 shares of Common Stock , and (ii) 307,692 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. ONG Teng Siong, has voting and investment control of the shares held by the Selling Stockholder. ONG Teng Siong may be deemed to be the beneficial owner of such shares. ONG Teng Siong, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(29)	Consists of (i) 307,692 shares of Common Stock , and (ii) 307,692 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Shiliang Tang, has voting and investment control of the shares held by the Selling Stockholder. Tang may be deemed to be the beneficial owner of such shares. Shiliang Tang, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(30)	Consists of (i) 246,154 shares of Common Stock , and (ii) 246,154 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Sunny Parikh, has voting and investment control of the shares held by the Selling Stockholder. Sunny Parikh may be deemed to be the beneficial owner of such shares. Sunny Parikh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(31)	Consists of (i) 238,462 shares of Common Stock , and (ii) 238,462 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Sebastian Evans, has voting and investment control of the shares held by the Selling Stockholder. Sebastian Evans may be deemed to be the beneficial owner of such shares. Sebastian Evans, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.

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(32)	Consists of (i) 307,692 shares of Common Stock , and (ii) 307,692 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Chengqi Liu, has voting and investment control of the shares held by the Selling Stockholder. Chengqi Liu may be deemed to be the beneficial owner of such shares. Chengqi Liu, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(33)	Consists of (i) 230,769 shares of Common Stock , and (ii) 230,769 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement.
(34)	Consists of (i) 230,769 shares of Common Stock , and (ii) 230,769 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Dominic Hei-Kin Tsang, has voting and investment control of the shares held by the Selling Stockholder. Mr. Tsang may be deemed to be the beneficial owner of such shares. Mr. Tsang, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(35)	Consists of (i) 230,769 shares of Common Stock , and (ii) 230,769 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Mr. LI Lin, has voting and investment control of the shares held by the Selling Stockholder. Mr. LI Lin may be deemed to be the beneficial owner of such shares. Mr. LI Lin, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of the Selling Stockholder is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(36)	Consists of (i) 175,385 shares of Common Stock , and (ii) 175,385 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Seth Ginns, has voting and investment control of the shares held by the Selling Stockholder. Seth Ginns may be deemed to be the beneficial owner of such shares. Seth Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(37)	Consists of (i) 20,000 shares of Common Stock , and (ii) 20,000 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Seth Ginns, has voting and investment control of the shares held by the Selling Stockholder. Seth Ginns may be deemed to be the beneficial owner of such shares. Seth Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(38)	Consists of (i) 20,000 shares of Common Stock , and (ii) 20,000 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Seth Ginns, has voting and investment control of the shares held by the Selling Stockholder. Seth Ginns may be deemed to be the beneficial owner of such shares. Seth Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(39)	Consists of (i) 180,923 shares of Common Stock , and (ii) 180,923 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Jonathan Moore, has voting and investment control of the shares held by the Selling Stockholder. Jonathan Moore may be deemed to be the beneficial owner of such shares. Jonathan Moore, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(40)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Jordan Prince, has voting and investment control of the shares held by the Selling Stockholder. Jordan Prince may be deemed to be the beneficial owner of such shares. Jordan Prince, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(41)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Qiu Jin, has voting and investment control of the shares held by the Selling Stockholder. Qiu Jin may be deemed to be the beneficial owner of such shares. Qiu Jin, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.

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(42)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. John Guarino, has voting and investment control of the shares held by the Selling Stockholder. John Guarino may be deemed to be the beneficial owner of such shares. John Guarino, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(43)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Ju Zhao, has voting and investment control of the shares held by the Selling Stockholder. Ju Zhao may be deemed to be the beneficial owner of such shares. Ju Zhao , however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of the Selling Stockholder is Portcullis Trustnet, Chambers, 4/F, Ellen Skelton Bld., Road Town, Tortola VG1110, British Virgin Islands.
(44)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Bartosz Lipinski, has voting and investment control of the shares held by the Selling Stockholder. Bartosz Lipinski may be deemed to be the beneficial owner of such shares. Bartosz Lipinski, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(45)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Cheong Jun Yoong, has voting and investment control of the shares held by the Selling Stockholder. Cheong Jun Yoong may be deemed to be the beneficial owner of such shares. Cheong Jun Yoong, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(46)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Guerino Ciampi, has voting and investment control of the shares held by the Selling Stockholder. Guerino Ciampi may be deemed to be the beneficial owner of such shares. Guerino Ciampi, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(47)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Cavan Copeland, has voting and investment control of the shares held by the Selling Stockholder. Mr. Copeland may be deemed to be the beneficial owner of such shares. Mr. Copeland, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(48)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Minzhi YE, has voting and investment control of the shares held by the Selling Stockholder. Minzhi YE may be deemed to be the beneficial owner of such shares. Minzhi YE, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(49)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Matthew Cheng-Yu Liu, has voting and investment control of the shares held by the Selling Stockholder. Matthew Cheng-Yu Liu may be deemed to be the beneficial owner of such shares. Matthew Cheng-Yu Liu, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(50)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Jiaxiao Chen, has voting and investment control of the shares held by the Selling Stockholder. Jiaxiao Chen may be deemed to be the beneficial owner of such shares. Jiaxiao Chen, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(51)	Consists of (i) 76,923 shares of Common Stock , and (ii) 76,923 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Arul Murugan, has voting and investment control of the shares held by the Selling Stockholder. Arul Murugan may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of the Selling Stockholder is 4290 S Highway 27, Ste 201 Clermont, FL 34711.

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(52)	Consists of (i) 53,846 shares of Common Stock , and (ii) 53,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Theodore Fields, has voting and investment control of the shares held by the Selling Stockholder. Theodore Fields may be deemed to be the beneficial owner of such shares. Theodore Fields, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(53)	Consists of (i) 46,154 shares of Common Stock , and (ii) 46,154 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Sunny Parikh, has voting and investment control of the shares held by the Selling Stockholder. Sunny Parikh may be deemed to be the beneficial owner of such shares. Sunny Parikh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(54)	Consists of (i) 38,462 shares of Common Stock , and (ii) 38,462 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. John Guarino, has voting and investment control of the shares held by the Selling Stockholder. John Guarino may be deemed to be the beneficial owner of such shares. John Guarino, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(55)	Consists of (i) 76,923 shares of Common Stock , and (ii) 76,923 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. David S. Kaplan, has voting and investment control of the shares held by the Selling Stockholder. Mr. Kaplan may be deemed to be the beneficial owner of such shares. Mr. Kaplan, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(56)	Consists of (i) 26,923 shares of Common Stock , and (ii) 26,923 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Varun Anand, has voting and investment control of the shares held by the Selling Stockholder. Varun Anand may be deemed to be the beneficial owner of such shares. Varun Anand, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(57)	Consists of (i) 38,462 shares of Common Stock , and (ii) 38,462 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Danish Chaudhry, has voting and investment control of the shares held by the Selling Stockholder. Danish Chaudhry may be deemed to be the beneficial owner of such shares. Danish Chaudhry, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(58)	Consists of (i) 315,422 shares of Common Stock , and (ii) 315,422 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Wong Manyuet, has voting and investment control of the shares held by the Selling Stockholder. Wong Manyuet may be deemed to be the beneficial owner of such shares. Wong Manyuet, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(59)	Consists of (i) 153,846 shares of Common Stock , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement.
(60)	Consists of (i) 38,462 shares of Common Stock , and (ii) 38,462 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Pinny Rotter, has voting and investment control of the shares held by the Selling Stockholder. Ms. Rotter may be deemed to be the beneficial owner of such shares. Ms. Rotter, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(61)	Consists of (i) 4,871,192 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 4,871,192 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. Joseph Fusco, has voting and investment control of the shares held by the Selling Stockholder. Joseph Fusco may be deemed to be the beneficial owner of such shares. Joseph Fusco, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.

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(62)	Consists of (i) 1,442,775 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 1,442,775 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. FinTech Collective DeFi Fund I LP (“FTC DeFi I”) is a pooled investment vehicle advised by FinTech Collective Management LLC (“FinTech Collective”), a registered investment adviser with the U.S. Securities and Exchange Commission. As FTC DeFi I’s investment advisor, FinTech Collective exercises sole voting and dispositive power with respect to the Common Stock directly owned by FTC DeFi I. Messrs. Brooks Gibbins and Gareth Jones are the controlling persons of FinTech Collective. Each of FinTech Collective, Mr. Gibbins and Mr. Jones disclaims beneficial ownership of the Common Stock directly owned by FTC DeFi I except to the extent of their economic interest in FTC DeFi I, if any.
(63)

Consists of (i) 574,379 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 574,379 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. FinTech Collective DeFi Fund II LP (“FTC DeFi II”) is a pooled investment vehicle advised by FinTech Collective Management LLC (“FinTech Collective”), a registered investment adviser with the U.S. Securities and Exchange Commission. As FTC DeFi II’s investment advisor, FinTech Collective exercises sole voting and dispositive power with respect to the Common Stock directly owned by FTC DeFi II. Messrs. Brooks Gibbins and Gareth Jones are the controlling persons of FinTech Collective. Each of FinTech Collective, Mr. Gibbins and Mr. Jones disclaims beneficial ownership of the Common Stock directly owned by FTC DeFi II except to the extent of their economic interest in FTC DeFi II, if any.

(64)	Consists of (i) 205,985 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , (ii) 205,985 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants , (iii) 346,154 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , (ii) 346,154 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Selling Stockholder. Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares held by the Selling Stockholder. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of Republic Digital and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for the Selling Stockholder is 18 W 18th Street, Floor 6, New York NY 10011.
(65)	Consists of (i) 4,343,847 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 4,343,847 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. Curtis Wayne Spencer IV, has voting and investment control of the shares held by the Selling Stockholder. Curtis Wayne Spencer IV may be deemed to be the beneficial owner of such shares. Curtis Wayne Spencer IV, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(66)	Consists of (i) 1,809,999 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 1,809,999 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. Curtis Wayne Spencer IV, has voting and investment control of the shares held by the Selling Stockholder. Curtis Wayne Spencer IV may be deemed to be the beneficial owner of such shares. Curtis Wayne Spencer IV, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(67)	Consists of (i) 615,385 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 615,385 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. Pursuant to an Investment Management Agreement, Hypersphere Atlas Management Ltd. has voting and investment control over the shares held by Hypersphere Atlas Master Fund Ltd. The address of record is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands.
(68)	Consists of (i) 153,865 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants , and (ii) 153,865 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement. Joshua Fraser, has voting and investment control of the shares held by the Selling Stockholder. Joshua Fraser may be deemed to be the beneficial owner of such shares. Joshua Fraser, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(69)	Consists of (i) 615,384 shares of Common Stock issuable upon the exercise of Pre-funded Warrants , and (ii) 615,384 shares of Common Stock issuable upon the exercise of Stapled Warrants issued under the Private Placement. Matthew Liu, has voting and investment control of the shares held by the Selling Stockholder. Matthew Liu may be deemed to be the beneficial owner of such shares. Matthew Liu, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.

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(70)	Consists of (i) 153,846 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Sabby Management, LLC, the investment manager to Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”), has discretionary authority to vote and dispose of the shares held by Sabby and may be deemed to be the beneficial owner of these shares. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the shares held by Sabby. Sabby Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these shares. The address for Sabby is c/o Captiva (Cayman) Ltd., Governors Square, Bldg. 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315, Grand Cayman KY1-1209, Cayman Islands.
(71)	Consists of 6,321,367 shares of Common Stock issuable upon the exercise of Strategic Advisory Warrant issued under the Private Placement. Yucheng (Alice) Zhang, a member of the Board, has voting and investment control of the shares held by the Selling Stockholder. Yucheng (Alice) Zhang may be deemed to be the beneficial owner of such shares. Yucheng (Alice) Zhang, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(72)	Consists of (i) 1,150,000_shares of Common Stock , (ii) 1,926,923 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants , and (iii) 3,076,923 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement. Tony Dong, has voting and investment control of the shares held by the Selling Stockholder. Tony Dong may be deemed to be the beneficial owner of such shares. Tony Dong, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.
(73)	Consists of (i) 769,231 shares of Common Stock issuable upon the exercise of Cash Pre-funded Warrants, and (ii) 769,231 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement.
(74)	Consists of (i) 153,846 shares of Common Stock issuable upon the exercise of Cryptocurrency Pre-funded Warrants, and (ii) 153,846 shares of Common Stock issuable upon the exercise of Cryptocurrency Stapled Warrants issued under the Private Placement.
(75)	Consists of (i) 461,538 shares of Common Stock, and (ii) 461,538 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement.
(76)	Consists of (i) 76,923 shares of Common Stock, and (ii) 76,923 shares of Common Stock issuable upon the exercise of Cash Stapled Warrants issued under the Private Placement.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, and (ii) as described in this section and in the table and footnotes above.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the Securities and any of their pledgees, donees, transferees, assignees, designees and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling shareholder to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the Selling Stockholder;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

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The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus form a part.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Selling Stockholder.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker- dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the Shares and Warrant, registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of certain other securities offered by this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Sharps Technology, Inc. for the years ended December 31, 2024 and 2023 and the report of PKF O’Connor Davies, LLP are incorporated by reference in this registration statement. Such financial statements are incorporated by reference in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement, or to the exhibits to the reports or other documents incorporated by reference in this prospectus, for a copy of such contract, agreement or other document. We file annual, quarterly and periodic reports, proxy statements and other information with the SEC, using its EDGAR system. The SEC provides free public access, through its website, to items publicly filed in the EDGAR system, including our items. The address of the SEC’s website is http//www.sec.gov.

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We also maintain a website at www.sharpstechnology.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act). Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 27, 2025, and as amended on April 15, 2025);

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 13, 2025);

3.	Our Definitive Proxy Statement filed with the SEC on July 28, 2025 and as amended on August 5, 2025;

4.	Our Current Reports on Form 8-K filed on January 22, 2025, January 30, 2025, March 14, 2025, March 28, 2025, April 2,2025, April 3, 2025, April 4, 2025, April 14, 2025, April 18, 2025, April 30, 2025 (Items 5.03 and 9.01 only), May 7, 2025, July 3, 2025, July 18, 2025, August 25, 2025 , September 2, 2025; September 2, 2025; September 29, 2025, October 6, 2025, October 7, 2025, October 9, 2025, and October 15, 2025; and

5.	Our Registration Statement on Form 8-A filed with the Commission on April 12, 2022, in which there is described the terms, rights and provisions applicable to the shares of our Common Stock and public warrants, including any amendment or report filed for the purpose of updating such description.

In addition, all documents and/or reports that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus is a part, and prior to the termination or completion of any applicable offering of securities under this prospectus or the filing of a post-effective amendment to such registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, or any corresponding information furnished under Item 9.01 or included as an exhibit, that we may from time to time furnish to the SEC, will be incorporated by reference in, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of the documents we incorporate by reference, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting our Secretary, c/o Sharps Technology Inc. at 105 Maxess Road, Melville, New York, 11747. Our telephone number is (631) 574-4436.

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24,338,649 Shares of Common Stock

13,884,617 Shares of Common Stock Underlying Cash Pre-Funded Warrants

38,223,266 Shares of Common Stock Underlying Cash Stapled Warrants

24,836,560 Shares of Common Stock Underlying Cryptocurrency Pre-Funded Warrants

24,836,560 Shares of Common Stock Underlying Cryptocurrency Stapled Warrants

6,321,367 Shares of Common Stock Underlying Strategic Advisor Warrants

PROSPECTUS

[  ], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$131,522.21
Printing	*
Legal and accounting fees and expenses	*
Trustee fees and expenses	*
Warrant agent fees and expenses	*
Rights agent fees and expenses	*
Miscellaneous	*
Total	$131,522.21

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the shareholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the la w and was material to the cause of action; and

●	Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

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Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

EXHIBIT INDEX

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Document
4.1	Form of Cash Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 25, 2025).
4.2	Form of Cryptocurrency Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on August 25, 2025).
4.3	Form of Cash Stapled Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Company on August 25, 2025).
4.4	Form of Cryptocurrency Stapled Warrant (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by the Company on August 25, 2025).
4.5	Strategic Advisor Warrant (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed by the Company on September 2, 2025).
5.1	Opinion of Ellenoff Grossman & Schole LLP*
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1) *
23.2	Consent of PKF O’Conner Davies, LLP, independent registered public accounting firm. *
24.1	Power of Attorney (included in the signature page of this Registration Statement)*
101. INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Taxonomy Extension Schema Document*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*
104	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101)*
107	Filing Fee Table*

*	Filed herewith.

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Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of October, 2025.

SHARPS TECHNOLOGY, INC.

By:	/s/ Paul K. Danner
Paul K. Danner
Executive Chairman and Principal Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Paul K. Danner and Yuwen (Alice) Zhang, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Sharps Technology, Inc.), to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Paul K. Danner	Executive Chairman	October 23, 2025
Paul K. Danner	(Principal Executive Officer)

/s/ Andrew R. Crescenzo	Chief Financial Officer	October 23, 2025
Andrew Crescenzo	(Principal Financial Officer)

/s/ Dr. Soren Bo Christiansen	Independent Director	October 23, 2025
Dr. Soren Bo Christiansen

/s/ Timothy J. Ruemler	Independent Director	October 23, 2025
Timothy J. Ruemler

/s/ Jason L. Monroe	Independent Director	October 23, 2025
Jason L. Monroe

/s/ Yuwen (Alice) Zhang	Director	October 23, 2025
Yuwen (Alice) Zhang

/s/ Annemarie Tierney	Independent Director	October 23, 2025
Annemarie Tierney

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